UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Brandywine Realty Trust held its 2015 Annual Meeting of Shareholders. At the meeting, the shareholders voted on: (1) the election of eight trustees, each to serve as a member of our Board of Trustees until the next annual meeting and until his or her successor is elected and qualified, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2015, and (3) an advisory, non-binding vote on our executive compensation. The voting results on these proposals were as follows:

Proposal 1: Election of Eight Trustees

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Walter D'Alessio	155,806,480	4,828,427	26,782	5,830,617
Carol G. Carroll	157,042,896	3,591,537	27,256	5,830,617
James C. Diggs	156,865,871	3,767,203	28,615	5,830,617
Wyche Fowler	156,842,328	3,790,950	28,411	5,830,617
Michael J. Joyce	156,856,414	3,778,122	27,153	5,830,617
Anthony A. Nichols, Sr.	158,799,216	1,836,891	25,582	5,830,617
Charles P. Pizzi	150,402,152	10,232,702	26,835	5,830,617
Gerard H. Sweeney	159,637,364	997,306	27,019	5,830,617

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2015

Votes For	Votes Against	Abstentions
165,750,322	687,237	54,747

Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
157,302,502	3,273,777	85,410	5,830,617

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
BRANDYWINE REALTY TRUST

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP L.P.

By: Brandywine Realty Trust, its sole General Partner

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: May 28, 2015